UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2013

Blue Earth, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-148346	98-0531496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (702)263-1808

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entity into a Material Definitive Agreement

On February 22, 2013, Blue Earth Inc. (the “Company”), each of the Company’s wholly owned subsidiaries Blue Earth Tech, Inc., Blue Earth Management, Inc., Blue Earth Management Services, Inc., Blue Earth Finance, Inc., Blue Earth Energy Partners, LLC, Castrovilla, Inc., Xnergy, Inc., HVAC Controls & Specialties, Inc., ecoLegacy Gas & Power, LLC (collectively the “Subsidiaries”) and TCA Global Credit Master Fund, LP (the “Lender”) entered into that certain Credit Agreement (the “Credit Agreement), dated as of January 31, 2013 and effective February 22, 2013 (the “Effective Date”).  Under the terms of the agreement, the Lender has committed to lend a total of $10,000,000 (the “Credit Facility”) to the Company pursuant to one of the Lender’s senior secured revolving notes (the “Notes”).  The Notes accrue interest at a rate of twelve percent (12%) per annum and mature six months following the date of issuance of the applicable Note.  The initial tranche of $1,500,000 was funded on February 22, 2013 and shall mature on August 22, 2013.  Following the initial tranche, the Company must meet specific monthly collateral requirements to further draw upon the revolving credit facility offered by TCA.  TCA Fund Management Group as the Investment Manager for TCA Global Credit Master Fund acts as an advisor to many small companies from its offices in the United States, United Kingdom and Australia. TCA Fund is a short duration, absolute return fund specializing in senior secured lending to small, mainly listed companies in the U.S., Canada, Western Europe and Australia.

The Credit Facility is secured by a senior secured interest in all of the Company's and the Subsidiaries’ assets other than Excluded Assets. Excluded Projects for future financing include all future projects and receipts associated therewith.  All payments or proceeds to the Company and/or subsidiaries related to the Initial Projects will be deposited in the control account pursuant to the terms of the Credit Agreement.  In connection with the Credit Agreement, the Company also issued 92,115 shares of restricted common stock (the “Fee Facility Shares”) to the Lender.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

See discussion in Item 1.01.  The issuance of the Fee Facility Shares was in reliance of the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933 based on representations made by the Lender in the Credit Agreement.  The transaction did not involve an underwriter or placement agent or sales commissions.

Item 9.01  Financial Statements and Exhibits

10.1	Credit Facility Agreement, dated as of January 31, 2013 and effective February 22, 2013, by and among the Company, the Lender and the Subsidiaries.

10.2	Revolving Line of Credit Note, issued by the Company and the Subsidiaries to the Lender, issued as of January 31, 2013 and effective February 22, 2013.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2013	Blue Earth, Inc.

	By:	/s/ Johnny R. Thomas
Name: Johnny R. Thomas
Title: CEO

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